                                                                   EXHIBIT 10.16

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated as of June 29, 1999, is by and between STILLWATER MINING COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and VERNON C. BAKER ("Employee").

     WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company pursuant to the terms and conditions of this Agreement; and

     WHEREAS, the Company has heretofore determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company; and

     WHEREAS, the Company has determined it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control and to provide the Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits to be paid to the Employee are at least as favorable as those in effect at the time of the Change of Control and which are competitive with those of other corporations.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE 1
                                  EMPLOYMENT

     The Company hereby employs Employee, and Employee agrees to serve as Vice President of Stillwater Operations for the Company.

                                   ARTICLE 2
                                     TERM

     The term of this Agreement shall be for a period commencing on the date above and ending December 31, 1999, unless sooner terminated as hereinafter provided. The Agreement shall thereafter continue in effect for subsequent one
(1) year terms, commencing January 1, unless altered or terminated as hereinafter provided; provided, however, that following a Change of Control, as defined in Section 5.6, the Employment Term shall continue for no less than one
(1) additional year. The period of Employee's employment hereunder, including any extension or extensions pursuant to the foregoing sentence, from the date of commencement until the date of expiration or termination of this Agreement, is referred to hereinafter as the "Employment Term."

                                   ARTICLE 3
                             DUTIES AND AUTHORITY

     Employee agrees, unless otherwise specifically authorized by the Company, to devote substantially all of his business time and effort to his duties for the profit, benefit and advantage of the business of the Company, except that Employee may serve on the boards of directors of other business corporations that have no business relationship with the Company and which do not compete with the Company. In performing his duties hereunder, Employee shall have the authorities customarily held by others holding positions similar to those assigned to Employee in similar businesses, subject to the general and customary supervision of the Company's Board of Directors and Chief Executive Officer.

                                   ARTICLE 4
                                 COMPENSATION

     4.1  Base Salary.  The Company agrees to pay Employee a base salary of One
          -----------
Hundred Fifty Thousand Dollars ($150,000.00) per year, payable at the usual times for the payment of the Company's executive employees, subject to adjustment as provided herein. Employee's base salary shall be reviewed at least annually and may be increased, but not decreased, consistent with general salary increases for the Company's executive employees or as appropriate in light of the performance of Employee and the Company. Notwithstanding anything herein to the contrary, Employee's base salary may be reduced in the event of an across-the-board salary reduction for all executive officers; provided, however, that the percentage reduction of Employee's base salary shall not exceed the highest percentage reduction in base salary of any other executive officer.

     4.2  Incentive Compensation.  Employee shall participate in the Company's
          ----------------------
incentive compensation plans for executive officers of the Company, as in effect from time to time during the Employment Term. The Company shall adopt an annual incentive program for executive officers of the Company that will provide for a performance based cash bonus of an amount to be determined by the Board of Directors of the Company (the "Annual Bonus"). Until changed by the Board of Directors of the Company, the Annual Bonus shall be set at a target of 30% of the Employee's base salary, with a maximum which shall not exceed 60% of the Employee's base salary.

     4.3  Employee Benefits.  Employee shall be eligible to participate in such
          -----------------
other of the Company's employee benefit plans and to receive such benefits for which his level of employment makes him eligible, in accordance with the Company's policies as in effect from time to time during the Employment Term; provided, however, that Employee shall be entitled to four weeks of vacation during the initial term of this Agreement and during the term of each extension hereof.

                                   ARTICLE 5
                                  TERMINATION

     5.1  Termination by the Company Without Cause; Termination by Employee for
          ---------------------------------------------------------------------
Good Reason.
-----------

          (a) The Company shall have the right to terminate this Agreement without Cause (as defined below) upon ninety (90) days' notice to Employee. If Employee's employment hereunder is terminated by the Company without Cause or by Employee for "Good Reason" (as defined below) (other than a termination involving a Change of Control or by reason of death or disability), the Company shall pay Employee at the time of such termination in a lump sum a cash amount equal to: (i) 100 percent of his annual base salary in effect immediately preceding such termination and (ii) 100 percent of the Annual Bonus paid or payable to the Employee for the most recently completed fiscal year during the Employment Term.

          (b)  For purposes of this Agreement, "Good Reason" shall mean:

               (i) A material reduction in Employee's responsibilities, authorities, or duties;

               (ii) Employee's job is eliminated other than by reason of promotion or termination for Cause;

               (iii) The Company fails to pay Employee any amount otherwise vested and due hereunder or under any plan or policy of the Company, which failure is not cured within five (5) business days of receipt by the Company of written notice from Employee which describes in reasonable detail the amount which is due;

               (iv) A material reduction in Employee's base salary except in the event of an across-the-board salary reduction for all executive officers;

               (v) A material reduction in Employee's aggregate level of benefits under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings or similar plans, except in the event of an across-the-board reduction in such benefits for all executive officers;

               (vi) A material reduction in Employee's reasonable opportunity to earn incentive compensation under any plan in which Employee is a participant, except in the event of an across-the-board reduction in such benefits for all executive officers;

               (vii) The Company and its successor(s) (as described in subparagraph (ix) below) shall discontinue the business of the Company; or

               (viii) The failure of the Company to obtain an agreement to expressly assume this Agreement from any successor to the Company (whether such succession is direct or indirect by purchase, merger, consolidation or otherwise, to substantially all of the business and/or assets of the Company or a controlling portion of the Company's stock).

     Solely for the purposes of Section 5.6, any good faith determination of Good Reason made by the Employee shall be conclusive.

     5.2  Termination by the Company for Cause; Voluntary Termination by
          --------------------------------------------------------------
Employee.  Employee's employment hereunder may be terminated by the Company for
--------
"Cause." For purposes of Section 5.1, "Cause" shall mean (i) Employee's willful and continued failure substantially to perform his duties hereunder for a period of fifteen (15) days after written notice to Employee by the Company of each such failure; (ii) Employee's dishonesty in the performance of his duties hereunder; or (iii) Employee's conviction of a felony under the laws of the United States or any state thereof. Employee shall have the right to voluntarily terminate this Agreement upon ninety (90) days' notice to the Company. If Employee is terminated for Cause, or if Employee voluntarily terminates employment hereunder other than for Good Reason, he shall be entitled to receive his base salary through the date of termination. All other benefits, if any, payable to Employee following such termination of Employee's employment shall be determined in accordance with the plans, policies and practices of the Company.

     5.3  Notice of Termination.  Any termination by the Company or by the
          ---------------------
Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Article 18 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Termination Date (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

     5.4  Termination Date.  "Termination Date" means the date of receipt of the
          ----------------
Notice of Termination or any later date specified therein, as the case may be.

     5.5  Termination by Death or Disability.  Upon termination of Employee's
          ----------------------------------
employment due to death of Employee, Employee shall be entitled to his base salary at the rate in effect at the time of Employee's death through the end of the month in which his death occurs. Employee's employment hereunder may be terminated by the Company if Employee becomes physically or mentally incapacitated and is therefore unable for a period of one hundred eighty (180) consecutive days to perform his duties (such incapacity is hereinafter referred to as "Disability"). Upon any such termination for Disability, Employee shall be entitled to receive payment of disability benefits in lieu of salary under the Company's Employee benefit plans as then in effect.

     5.6  Termination Following a Change of Control; Benefits.
          ---------------------------------------------------

          (a) In the event there is a Termination Following a Change of Control, the Agreement shall terminate and Employee shall be entitled to the following severance benefits:

               (i) 150 percent of Employee's annual base salary at the rate in effect immediately prior to the Change of Control or on the Termination Date, whichever is higher, payable in a lump sum within sixty (60) days after the Termination Date;

               (ii) 150 percent of the Employee's target bonus in effect immediately prior to the Change of Control (or on the Termination Date, whichever is higher).

               (iii) The Company shall timely pay or provide to Employee any other amounts or benefits required to be paid or provided or which Employee is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company (other than customary severance pay, office facilities and equity incentive program participation) to the same extent that Employee would be eligible therefor if he were employed on a full-time basis by the Company in the capacity provided for herein for a period of 12 months after the Termination Date, including receiving the full benefit of 12 months of employment at the income levels provided for herein for purposes of any retirement plan utilizing years of service as a criteria in the provision of benefits (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); provided, however, that (i) for the purposes of the Company's equity incentive programs, Employee's employment shall be deemed terminated as of the Termination Date hereunder; and (ii) to the extent Employee, following the Termination Date, becomes employed by another employer and becomes entitled to receive health insurance benefits from such employer, the Company's obligation to provide such health insurance benefits hereunder shall be decreased;

               (iv) All accrued compensation (including base salary and Highest Annual Bonus, each prorated through the Termination Date) and unreimbursed expenses through the Termination Date. Such amounts shall be paid to Employee in a lump sum in cash within thirty (30) days after the Termination Date.

               (v) The Employee shall be free to accept other employment following such Termination, and, except as provided herein, there shall be no offset of any employment compensation earned by the Employee in such other employment during such period against payments due Employee hereunder, and there shall be no offset in any compensation received from such other employment against the continued salary set forth above.

          (b)  The following terms shall have the meanings set forth below:

               (i) A "Change in Control" of the Company shall mean and shall be deemed to have occurred if any of the following events shall have occurred:

                    (a) Any person (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (c) below; or

                    (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (y) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 55% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                    (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

               (ii) "Termination Following a Change of Control" shall mean a Termination of the Employee without Cause by the Company in connection with or within two years following a Change of Control or a termination by the Employee for Good Reason of the Employee's employment with the Company within two years following a Change of Control.

               (iii) For the purposes of this Section 5.6 only, "Cause" shall mean:

                     (a) Misfeasance or nonfeasance by the Employee in the
               performance of his duties under this Agreement intended to injure the Company which has a material adverse effect on the Company's business or operations, if such failure is not remedied or reasonable steps to effect such remedy are not commenced within thirty (30) days after written notice of such violation; or

                    (b) Employee's conviction of a felony or any crime involving moral turpitude.

     5.7  Certain Additional Payments by the Company.  Anything in this
          ------------------------------------------
Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5.7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (an "Excise Tax Payment") in the amount of the Excise Tax (but not any income tax) imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 5.7(a), if it shall be determined that the Employee is entitled to an Excise Tax Payment but that the Employee, after taking into account the Payments and the Excise Tax Payment, would not receive a net after-tax benefit of at least $10,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the

Employee resulting from an elimination of the Excise Tax Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Excise Tax Payment shall be made to the Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                                   ARTICLE 6
                                   INSURANCE

     Employee agrees that the Company may, from time to time, apply for and take out in its own name and at its own expense, life, health, accident, or other insurance upon Employee that the Company may deem necessary or advisable to protect its interests hereunder; and Employee agrees to submit to any medical or other examination necessary for such purposes and to assist and cooperate with the Company in preparing such insurance; and Employee agrees that he shall have no right, title, or interest in or to such insurance.

                                   ARTICLE 7
                            FACILITIES AND EXPENSES

     The Company shall make available to Employee such office space, secretarial services, office equipment and furnishings as are suitable and appropriate to Employee's title and duties. The Company shall promptly reimburse Employee for all reasonable expenses incurred in the performance of his duties hereunder, including without limitation, expenses for entertainment, travel, management seminars and use of the telephone, subject to the Company's reasonable requirements with respect to the reporting and documentation of such expenses.

                                   ARTICLE 8
                                NONCOMPETITION

     8.1  Necessity of Covenant.  The Company and Employee acknowledge that:
          ---------------------

          (a)  The Company's business is highly competitive;

          (b) The Company maintains confidential information and trade secrets as described in Article 9, all of which are zealously protected and kept secret by the Company;

          (c) In the course of his employment, Employee will acquire certain of the information described in Article 9 and the Company would be adversely affected if such information subsequently, and in the event of the termination of Employee's employment, is used for the purposes of competing with the Company;

          (d)  The Company transacts business throughout the world; and

          (e) For these reasons, both the Company and Employee further acknowledge and agree that the restrictions contained herein are reasonable and necessary for the protection of their respective legitimate interests and that any violation of these restrictions would cause substantial injury to the Company.

     8.2  Covenant Not to Compete.  Employee agrees that from and after the date
          -----------------------
hereof during the Employment Term and for a period of one (1) year after the end of the Employment Term, he will not, without the express written permission of the Company, which may be given or withheld in the Company's sole discretion, directly or indirectly own, manage, operate, control, lend money to, endorse the obligations of, or participate or be connected as an officer, director, 5% or more stockholder of a publicly-held company, stockholder of a closely-held company, employee, partner, or otherwise, with any enterprise or individual engaged in a business which is competitive with the Platinum Group Metals business conducted by the Company. It is understood and acknowledged by both parties that, inasmuch as the Company transacts business worldwide, this covenant not to compete shall be enforced throughout the United States and in any other country in which the Company is doing business as of the date of Employee's termination of employment.

     8.3  Disclosure of Outside Activities.  Employee, during the term of his
          --------------------------------
employment by the Company, shall at all times keep the Company informed of any outside business activity and employment, and shall not engage in any outside business activity or employment which may be in conflict with the Company's interests.

     8.4  Survival.  The terms of this Article 8 shall survive the expiration or
          --------
termination of this Agreement for any reason.

                                   ARTICLE 9
                  CONFIDENTIAL INFORMATION AND TRADE SECRETS

     9.1  Nondisclosure of Confidential Information.  Employee has acquired and
          -----------------------------------------
will acquire certain "Confidential Information" of the Company. "Confidential Information" shall mean any information that is not generally known, including trade secrets, outside the Company and that is proprietary to the Company, relating to any phase of the Company's existing or reasonably foreseeable business which is disclosed to Employee by the Company including information conceived, discovered or developed by Employee. Confidential Information includes, but shall not be limited to, business plans, financial statements and projections, operating forms (including contracts) and procedures, payroll and personnel records, marketing materials and plans, proposals, software codes and computer programs, project lists, project files, price information and cost information and any other document or information that is designated by the Company as "Confidential." The term "trade secret" shall be defined as follows:

     A trade secret may consist of any formula, pattern, device or compilation of information which is used in one's business, and which provides to the holder an opportunity to obtain an advantage over competitors who do not know or use it.

Accordingly, employee agrees that he shall not, during the Employment Term and for three (3) years thereafter, use for his own benefit such Confidential Information or trade secrets acquired during the term of his employment by the Company. Further, during the Employment Term and for three (3) years thereafter, Employee shall not, without the written consent of the Board of Directors of the Company or a person duly authorized thereby, which consent may be given or withheld in the Company's sole discretion, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties, any Confidential Information or trade secrets obtained by him while in the employ of the Company.

     9.2  Return of Confidential Information.  Upon termination of employment,
          ----------------------------------
Employee agrees to deliver to the Company all materials that include Confidential Information or trade secrets, and all other materials of a confidential nature which belong to or relate to the business of the Company.

     9.3  Exceptions.  The restrictions and obligations in Section 9.1 shall not
          ----------
apply with respect to any Confidential Information which: (i) is or becomes generally available to the public through any means other than a breach by Employee of his obligations under this Agreement; (ii) is disclosed to Employee without obligation of confidentiality by a third party who has the right to make such disclosure; (iii) is developed independently by Employee without use of or benefit from the Confidential Information; (iv) was in possession of Employee without obligations of confidentiality prior to receipt under this Agreement; or
(v) is required to be disclosed to enforce rights under this Agreement.

     9.4  Survival.  The terms of this Article 9 shall survive the expiration or
          --------
termination of this Agreement for any reason.

                                  ARTICLE 10
                             JUDICIAL CONSTRUCTION

     Employee believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Articles 8 and 9 of this Agreement, are fair and reasonable. Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Agreement in its entirety, but rather the covenants shall be construed and/or blue-lined, reformed or rewritten by the court as if the most restrictive covenants permissible under applicable law were contained herein.

                                  ARTICLE 11
                          RIGHT TO INJUNCTIVE RELIEF

     Employee acknowledges that a breach by Employee of any of the terms of Articles 8 or 9 of this Agreement will render irreparable harm to the Company, and that in the event of such breach the Company shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties.

                                  ARTICLE 12
                        CESSATION OF CORPORATE BUSINESS

     This Agreement shall cease and terminate if the Company shall discontinue its business, and all rights and liabilities hereunder shall cease, except as provided in Section 5.6 and Article 13.

                                  ARTICLE 13
                                  ASSIGNMENT

     12.1 Permitted Assignment.  Subject to the provisions of Section 5.6, the
          --------------------
Company shall have the right to assign this contract to its successors or assigns, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.

     12.2 Successors and Assigns.  The terms "successors" and "assigns" shall
          ----------------------
mean any person or entity which buys all or substantially all of the Company's assets, or a controlling portion of its stock, or with which it merges or consolidates.

                                  ARTICLE 14
                   FAILURE TO DEMAND, PERFORMANCE AND WAIVER

     The failure by either party to demand strict performance and compliance with any part of this Agreement during the Employment Term shall not be deemed to be a waiver of the rights of such party under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

                                  ARTICLE 15
                               ENTIRE AGREEMENT

     The Company and Employee acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Company and Employee, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.

                                  ARTICLE 16
                                 GOVERNING LAW

     The parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

                                  ARTICLE 17
                                ATTORNEYS' FEES

     If either party shall commence any action or proceeding against the other that arises out of the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

                                  ARTICLE 18
                                    NOTICE

     All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Employee:
          Vernon C. Baker

          _____________________

          _____________________

     If to the Company:
          Vice President, Human Resources
          Stillwater Mining Company
          HC 54 Box 365
          Nye, Montana 59061

                                  ARTICLE 19
                                 COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Company has hereunto signed its name and Employee hereunder has signed his name, all as of the day and year first-above written.


                                      STILLWATER MINING COMPANY


                                      By:
                                      Name:
                                      Title:

                                      EMPLOYEE


                                      Vernon C. Baker